Exhibit 99.2

13 March 2023

Further update on Silicon Valley Bank

San Francisco area-based Life360, Inc. (“Life360” or the “Company”) (ASX: 360) earlier today made an announcement to the market in relation to its exposure to Silicon Valley Bank (“SVB”). The Company notes the subsequent media release from the U.S. Federal Reserve Board available here and U.S. Department of the Treasury here.

Life360 will continue to update the market as required.

Authorization

Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX.

About Life360

Life360 operates a platform for today’s busy families, bringing them closer together by helping them better know, communicate with, and protect the pets, people and things they care about most. The Company’s core offering, the Life360 mobile app, is a market leading app for families, with features that range from communications to driving safety and location sharing. Life360 is based in the San Francisco area and had approximately 47.0 million monthly active users (MAU) as of September 30, 2022, located in more than 150 countries. For more information, please visit life360.com.

Tile, a Life360 company, locates millions of unique items every day by giving everything the power of smart location. Leveraging its superior nearby finding features and vast community that spans over 150 countries, Tile’s cloud-based finding platform helps people find the things that matter to them most. In addition to trackers in multiple form factors for a variety of use cases, Tile’s finding technology is embedded in over 55 partner products across audio, travel, wearables, smart home, and PC categories. For more information, please visit Tile.com.

Contacts

For Australian investor enquiries:	For Australian media enquiries:
Jolanta Masojada, +61 417 261 367	Giles Rafferty, +61 481 467 903
jmasojada@life360.com	grafferty@firstadvisers.com.au

For U.S. investors:	For U.S. media inquiries:
Investors@life360.com	press@life360.com

Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs, have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com	Page 1

Note: all references to $ are to US$

Forward-looking statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be about future events, including statements regarding estimates regarding the sufficiency of the Company’s cash and cash equivalents and cash flow from operations and the extent and timing of the Company’s ability to recover its cash in deposit at SVB. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. While due care has been used in the preparation of forecast information, actual results may vary in a materially positive or negative manner. Forward-looking statements are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. They are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks described in the Company’s ASX filings, Form 10 Registration Statement and subsequent reports filed with the Securities and Exchange Commission. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 2